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                                                                    EXHIBIT 23.6

June 8, 1995

Plains Petroleum Company
Suite 400
12596 West Bayaud Avenue
Lakewood, CO 80228

Gentlemen:

We hereby consent to the incorporation by reference in this registration statement of the information from our "Estimate of Reserves and Future Revenue to the Plains Petroleum Operating Company Interest in Certain Oil and Gas Properties in the "Properties" section (Item 2(B)) appearing in your Annual Report on Form 10-K and in Note Eight of the "Notes to Consolidated Financial Statements" of your Annual Report to Shareholders (a) for the years ended December 31, 1994, 1993, 1992, 1991, 1990, 1989, and 1988 into the previously filed Registration Statements on Forms S-8/S-3 (Registration Nos. 33-3646 and 33-3648), each dated February 28, 1986, and on Form S-3 (Registration No. 33-25095) dated November 8, 1988, (b) for the years ended December 331, 1994, 1993, 1992, 1991, and 1990 into the previously filed Registration Statement on Form S-4 (Registration No. 33-34851) dated September 26, 1990, (d) for the years ended December 31, 1994, 1993, 1992, and 1991 into the previously filed Registration Statement on Form S-3 (Registration No. 33-43277) dated October 25, 1991, and
(e) for the years ended December 31, 1994, 1993, and 1992 into the previously filed Registration Statement on Form S-8 (Registration No. 33-54636) dated November 16, 1992, and on Form S-8 (Registration No. 33-35306) dated December 21, 1993.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By: /s/ Frederic D. Sewell
                                               -------------------------
                                               Frederic D. Sewell
                                               President